Exhibit 23.2

Consent of Independent Auditor

AMAG Pharmaceuticals, Inc.

Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-192132) and Form S-8 (File Nos. 333-82292, 333-131656, 333-148682, 333-159938, 333-168786, 333-182821, 333-190435 and 333-197873) of AMAG Pharmaceuticals, Inc. of our report dated June 30, 2014, relating to the consolidated financial statements of Lumara Health Inc. (formerly K-V Pharmaceutical Company), which is incorporated by reference in this Form 8-K/A Amendment No. 2.

/s/ BDO USA, LLP
Chicago, Illinois
February 24, 2015